UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2022 (October 10, 2022)

ARCONIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39162	84-2745636
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

201 Isabella Street, Suite 400 Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

412-992-2500
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2022, the Board of Directors (the “Board”) of Arconic Corporation (the “Company”) appointed Ellis A. Jones as a member of the Board, effective as of October 10, 2022, with a term expiring at the Company’s 2023 annual meeting of shareholders.  The Board has determined that Mr. Jones qualifies as an independent director under the listing standards of the New York Stock Exchange. Mr. Jones was also appointed to the Governance and Nominating Committee of the Board, effective October10, 2022.  In connection with Mr. Jones’ appointment, the size of the Board was increased to 11 members.

Ellis A. Jones, 56, has served as Vice President and Chief Sustainability Officer of The Goodyear Tire & Rubber Company, a global manufacturer of tires, since October 2021, and currently chairs the Sustainability Council and the EHS Council at Goodyear.  He previously served as Vice President of Environmental, Health, Safety and Sustainability and Business Continuity from December 2019 – September 2021, and Senior Director of Global Environmental, Health, Safety and Sustainability and Business Continuity from 2017 – December 2019.  Mr. Jones’ career at Goodyear spans more than 33 years, and since 2003, he has held various leadership positions, including Manufacturing Director, Race Tire Division and Finance Director, Manufacturing, Purchasing and Supply Chain, North American Tire Division. Mr. Jones also previously served as the finance director of office property and casualty insurance at Nationwide Mutual Insurance Company. He began his career in various finance roles with Goodyear.  Mr. Jones brings to the Board broad cross-functional experience in the global manufacturing sector.  His deep knowledge of environmental sustainability, health and safety matters enables him to provide valuable contributions to the Board’s consideration of environmental, social and governance matters and strategic initiatives.

Mr. Jones will be compensated for his service as a non-employee director consistent with the compensation provided to other non-employee directors under the Amended and Restated Non-Employee Director Compensation Policy (the “Policy”).  Accordingly, in connection with his appointment, Mr. Jones will receive a prorated annual equity award for the period of service from October 10, 2022 through the day of the Company’s 2023 annual meeting of shareholders, and a prorated annual cash retainer for the period of service from October 10, 2022 through December 31, 2022, in each case subject to his continued service on the Board.

Mr. Jones does not have any family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intends to be a party, in which Mr. Jones has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Mr. Jones was appointed as a director.

Item 8.01	Other Events.

On October 11, 2022, the Company issued a press release announcing the appointment of Mr. Jones, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated October 11, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC CORPORATION

Dated: October 11, 2022	By:	/s/ Daniel G. Fayock
	Name:	Daniel G. Fayock
	Title:	Executive Vice President, Chief Legal Officer and Secretary